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                                MINNTECH CORPORATION

                                  1989 STOCK PLAN

                       RESOLUTIONS BY THE BOARD OF DIRECTORS

          RESOLVED, that the 1989 Stock Plan of the Company, as previously amended, is hereby further amended effective as of September 30, 1998, by deleting therefrom Section 5(k) thereof.